UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: February 7, 2008

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2008, OurPet’s Company (“OurPet’s” or the “Company”) entered into contribution agreements (the “Contribution Agreements”) with Capital One Partners LLC, Nottingham Ventures Ltd., Spirk Ventures Ltd., LJR Limited Partnership, Senk Properties and Dr. William M. Fraser (each being a “Contributor”). Pursuant to the Contribution Agreements each Contributor loaned certain funds to OurPet’s totaling in the aggregate $600,000.00, which funds will be used by OurPet’s for expenses related to litigation on certain of its SmartScoop™ products and for expenses related to new product development. In consideration for the loans, the Company (a) executed promissory notes for the principal amount of each Contributor’s loan with interest accruing at 2% over the prime rate (the “Notes”), (b) issued warrants for restricted shares of OurPet’s common stock, one warrant for each $2.00 loaned, with an exercise price of $0.825 per share (the “Warrants”) and (c) entered into registration rights agreements with the Contributors (the “Registration Rights Agreements”) providing for piggyback registration rights for any equity securities of the Company acquired by the Contributors pursuant exercise of the Warrants. All of the Contributors are affiliated with OurPet’s, as the intent of the funding was to support OurPet’s efforts in the litigation and in new product development initiatives. Dr. William M. Fraser, along with principals of Capital One Partners, LLC, Spirk Ventures, Ltd. and Senk Properties, are members of OurPet’s Board of Directors. Nottingham Ventures Ltd., LJR Limited Partnership, Spirk Ventures Ltd., and Capital One Partners LLC are all significant equity owners in Pet Zone Products Ltd., a major stockholder in OurPet’s. All members of OurPet’s Board of Directors participated in the discussion and unanimously voted in support of the Contribution Agreements and related documents.

The foregoing descriptions of the Contribution Agreements, Notes, Warrants and the Registration Rights Agreements (each a “Transaction Document”) are not complete and are qualified in their entirety by reference to the full and complete terms of the each Transaction Document. Copies of the Contribution Agreements are attached as Exhibits 10.32 and 10.33. The form of Note and form of Warrant issued by the Company to each Contributor are attached hereto as Exhibits 10.34 and 10.35 respectively. The form of Registration Rights Agreement is attached hereto as Exhibit 10.36.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Contribution Agreement referenced above under Items 1.01, OurPet’s issued Warrants to each Contributor, providing for the right to purchase in the aggregate 300,000 shares of its common stock at $0.825 per share. Upon exercise of the Warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended. The shares issued were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.32	Contribution Agreement dated February 7, 2008 among OurPet’s Company, Capital One Partners LLC, Nottingham Ventures Ltd., Spirk Ventures Ltd. and LJR Limited Partnership.

10.33	Contribution Agreement dated February 7, 2008 among OurPet’s Company, Senk Properties and Dr. William M. Fraser.

10.34	Form of Promissory Note issued by OurPet’s to each Contributor.

10.35	Form of Warrant issued by OurPet’s to each Contributor.

10.36	Form of Registration Rights Agreement among OurPet’s and the Contributors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 12, 2008	OurPet’s Company

		By:	/s/ John G. Murchie
John G. Murchie, Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.32	Contribution Agreement dated February 7, 2008 among OurPet’s Company, Capital One Partners LLC, Nottingham Ventures Ltd., Spirk Ventures Ltd. and LJR Limited Partnership.

10.33	Contribution Agreement dated February 7, 2008 among OurPet’s Company, Senk Properties and Dr. William M. Fraser.

10.34	Form of Promissory Note issued by OurPet’s to each Contributor.

10.35	Form of Warrant issued by OurPet’s to each Contributor.

10.36	Form of Registration Rights Agreement among OurPet’s and the Contributors.